SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       Citizens South Banking Corporation
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         .......................................................................

         2) Aggregate number of securities to which transaction applies:

         .......................................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         .......................................................................

         4) Proposed maximum aggregate value of transaction:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:


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4) Date Filed:

               [Letterhead of Citizens South Banking Corporation]



April 10, 2007


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Citizens South Banking Corporation. The Annual Meeting will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina, at 10:30 a.m. (local time) on May 14, 2007.

The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted.

The Annual Meeting is being held so that stockholders will be given an opportunity to elect two directors and to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as independent registered public accounting firm for Citizens South Banking Corporation's 2007 fiscal year.

The Board of Directors of Citizens South Banking Corporation has determined that the matters to be considered at the Annual Meeting are in the best interest of Citizens South Banking Corporation and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" the election of directors and "FOR" the ratification the of the appointment of Cherry, Bekaert & Holland, L.L.P. as independent registered public accounting firm for the year ending December 31, 2007.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.


Sincerely,

\s\ Kim S. Price

Kim S. Price
President and Chief Executive Officer

                       Citizens South Banking Corporation
                             519 South New Hope Road
                       Gastonia, North Carolina 28054-4040
                                 (704) 868-5200

         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2007


         Notice is hereby given that the Annual Meeting of Stockholders of Citizens South Banking Corporation will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina 28054-5156, on May 14, 2007 at 10:30 a.m., local time.

         A proxy statement and proxy card for the annual meeting are enclosed.

         The annual meeting is for the purpose of considering and acting upon:

         1.       The election of two directors of Citizens South Banking
                  Corporation;

         2. The ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as independent registered public accounting firm for Citizens South Banking Corporation for the fiscal year ending December 31, 2007; and

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

         Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which by original or later adjournment the annual meeting may be adjourned. Stockholders of record at the close of business on March 15, 2007 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available at 519 South New Hope Road, Gastonia, North Carolina, for a period of 10 days prior to the annual meeting and will also be available for inspection at the annual meeting.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF CITIZENS SOUTH BANKING CORPORATION A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                            By Order of the Board of Directors

                                            \s\ Paul L. Teem, Jr.

                                            Paul L. Teem, Jr.
                                            Secretary

Gastonia, North Carolina
April 10, 2007

--------------------------------------------------------------------------------
IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       of
                       CITIZENS SOUTH BANKING CORPORATION
                             519 South New Hope Road
                       Gastonia, North Carolina 28054-4040
                                 (704) 868-5200


--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 2007
--------------------------------------------------------------------------------

         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Citizens South Banking Corporation to be used at the Annual Meeting of Stockholders of Citizens South Banking Corporation, which will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina 28054-5156, on May 14, 2007 at 10:30 a.m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about April 20, 2007.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Citizens South Banking Corporation will be voted in accordance with the directions given thereon. Please sign and return your proxy to our corporate secretary at Citizens South Banking Corporation in order for your vote to be counted. Where no instructions are indicated, signed proxies will be voted "FOR" the proposals set forth in this proxy statement for consideration at the annual meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of Citizens South Banking Corporation, Paul L. Teem, Jr., at the address of Citizens South Banking Corporation shown above, by filing a duly executed proxy bearing a later date or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary of Citizens South Banking Corporation prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Holders of record of Citizens South Banking Corporation common stock at the close of business on March 15, 2007 are entitled to one vote for each share held. As of March 15, 2007, there were 8,015,947 shares of common stock issued and outstanding. The presence in person or by proxy of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting.

         In accordance with the provisions of our Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. Our Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

         Persons and groups who beneficially own in excess of five percent of Citizens South Banking Corporation's common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth beneficial ownership of Citizens South Banking Corporation's outstanding common stock, as of March 15, 2007, by those persons who held more than five percent of Citizens South Banking Corporation's outstanding shares and by directors and executive officers of Citizens South Banking Corporation, individually and as a group.

                                                             Amount of Shares Owned and          Percent of Shares of
      Name and Address of Beneficial Owner (1)            Nature of Beneficial Ownership (2)   Common Stock Outstanding
-----------------------------------------------------    -----------------------------------   ------------------------
Mendon Capital Advisors Corp. (3)                                      814,284                           10.16%
150 Allens Creek Road
Rochester, New York  14618

Citizens South Bank Employee Stock Ownership Plan (4)                  424,865                            5.30%
519 South New Hope Road
Gastonia, North Carolina  28054-4040

Senator David W. Hoyle                                                 204,429                            2.55%
Ben R. Rudisill, II                                                    137,741                            1.72%
Kim S. Price                                                           271,131                            3.38%
James J. Fuller                                                         56,481                              *
Charles D. Massey                                                      112,967                            1.40%
Eugene R. Matthews, II                                                 106,595                            1.33%
David C. McGuirt                                                        10,030                              *
Gary F. Hoskins                                                        123,637                            1.54%
Paul L. Teem, Jr.                                                      195,357                            2.44%
Michael R. Maguire                                                      53,821                              *
Vance B. Brinson, Jr.                                                   54,822                              *
Daniel M. Boyd, IV                                                      38,697                              *
J. Stephen Huffstetler                                                  65,866                              *
Kimberly G. Cooke                                                       10,792                              *

All directors and executive officers                                 1,442,366                           17.99%
as a group (14 persons)

--------------------------
(1) The address for each listed individual is 519 South New Hope Road, Gastonia, North Carolina 28054-4040.
(2) For information regarding the nature of beneficial ownership for each listed individual.
(3) Based exclusively on a Schedule 13G filed by Mendon Capital Advisors Corp. with the Securities and Exchange Commission February 13, 2007.
(4)  All shares are held on behalf of the plan by a third-party trustee.
*    Less than 1%.

--------------------------------------------------------------------------------
                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES
--------------------------------------------------------------------------------

         As to the election of directors, the proxy card provided by the Board of Directors enables a stockholder to vote "FOR" the election of the two nominees proposed by the Board of Directors or to "WITHHOLD AUTHORITY" to vote for the nominees being proposed. Under Delaware law and our Certificate of Incorporation and Bylaws, directors are elected by a plurality of the shares voted at the annual meeting without regard to either broker non-votes or proxies as to which the authority to vote for the nominee is withheld.

         As to the ratification of Cherry, Bekaert & Holland, L.L.P. as independent registered public accounting firm of Citizens South Banking Corporation, by checking the appropriate box a stockholder may vote "FOR" the item, vote "AGAINST" the item or "ABSTAIN" from voting on the item. The ratification of the independent registered public accounting firm must be approved by a majority of the shares voted at the annual meeting without regard to broker non-votes or proxies marked abstain.

         In the event at the time of the annual meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

         Proxies solicited hereby will be returned to Citizens South Banking Corporation and will be tabulated by Kelly Woodward Byrd, CPA, Vice President and Controller of Citizens South Bank, the inspector of election designated by the Board of Directors of Citizens South Banking Corporation.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         Citizens South Banking Corporation's Board of Directors is currently composed of seven persons, and is divided into three classes with one class of directors elected each year. Directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Two directors will be elected at the annual meeting. The Board of Directors has nominated Kim S. Price and Eugene R. Matthews, II for three-year terms, each of whom has agreed to serve if elected.

         The table below sets forth certain information, as of the record date, regarding the Board of Directors. Historical information includes service as a director with Citizens South Bank and its predecessors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the annual meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

                                                                                                   Shares of
                                                                                      Current     Common Stock
                                                                       Director        Term       Beneficially       Percent
        Name                  Age             Positions Held            Since         Expires       Owned(1)        of Class
-------------------------   ------   -------------------------------   --------     -----------   ------------    -------------
                                                           NOMINEES

Kim S. Price                   51       President, Chief Executive       1997          2007        271,131(2)         3.10%
                                           Officer and Director
Eugene R. Matthews, II         50                Director                1998          2007        106,595(3)         1.22%

                                                          DIRECTORS

James J. Fuller                63                Director                1972          2008         56,481(4)         *
Charles D. Massey              69                Director                1971          2008        112,967(4)         1.29%
David C. McGuirt               65        Executive Vice President        2005          2008         10,030            *
                                               and Director
Senator David W. Hoyle         68                Chairman                1975          2009        204,429(5)         2.34%
Ben R. Rudisill, II            63             Vice Chairman              1977          2009        137,741(6)         1.58%

                                           EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gary F. Hoskins                44       Executive Vice President,                                  123,637(7)         1.42%
                                          Treasurer and Chief
                                           Financial Officer
Paul L. Teem, Jr.              59       Executive Vice President,                                  195,357(8)         2.24%
                                          Secretary and Chief
                                         Administrative Officer
Michael R. Maguire             49       Senior Vice President and                                   53,821(9)         *
                                          Chief Credit Officer
Vance B. Brinson, Jr.          60        Executive Vice President                                   54,822(10)        *
Daniel M. Boyd, IV             45        Executive Vice President                                   38,697(11)        *
J. Stephen Huffstetler         51         Senior Vice President                                     65,866(12)        *
Kimberly G. Cooke              38         Senior Vice President                                     10,792(13)        *

All directors and executive officers                                                             1,442,366(14)(15)    16.51%
   as a group (14 persons)


                                                                                         (footnotes begin on following page)

(footnotes from previous page)

(1) Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported. The percent of class is calculated against a total of 8,734,918, which includes 8,015,947 common shares issued and outstanding plus 718,971 shares of potential stock in the form of presently exercisable stock options on March 15, 2007.
(2) Includes 154,307 shares that may be acquired pursuant to presently exercisable stock options.
(3) Includes 27,665 shares that may be acquired pursuant to presently exercisable stock options, plus 18,000 shares owned by a charitable foundation of which Mr. Matthews serves as President and as a trustee.
(4) Includes 22,670 shares that may be acquired pursuant to presently exercisable stock options.
(5) Includes 30,731 shares that may be acquired pursuant to presently exercisable stock options.
(6) Includes 30,754 shares that may be acquired pursuant to presently exercisable stock options.
(7) Includes 50,561 shares that may be acquired pursuant to presently exercisable stock options.
(8) Includes 74,059 shares that may be acquired pursuant to presently exercisable stock options.
(9) Includes 33,908 shares that may be acquired pursuant to presently exercisable stock options.
(10) Includes 37,126 shares that may be acquired pursuant to presently exercisable stock options.
(11) Includes 20,000 shares that may be acquired pursuant to presently exercisable stock options.
(12) Includes 35,476 shares that may be acquired pursuant to presently exercisable stock options.
(13) Includes 7,852 shares that may be acquired pursuant to presently exercisable stock options.
(14) Includes 145,458 shares held indirectly by executive officers in Bank-sponsored qualified retirement plans, which consists of 68,931 shares allocated to the accounts of executive officers under the 401(k) Plan and excludes the remaining 179,431 shares owned by the 401(k) Plan for the benefit of employees, and 76,527 shares allocated to the accounts of executive officers under the ESOP and excludes the remaining 348,338 shares owned by the ESOP for the benefit of employees. Under the terms of the 401(k) Plan and the ESOP, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees. Unallocated shares in the ESOP are voted by the ESOP trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated shares, unless its fiduciary duty requires otherwise.
(15) Includes 547,779 shares that may be acquired pursuant to presently exercisable stock options.
*     Less than 1%

         The business experience for the past five years for each of Citizens South Banking Corporation's directors and executive officers is as follows:

         Directors

         Senator David W. Hoyle is a North Carolina State Senator and has served in that position since 1993. Prior to that, Senator Hoyle was a self-employed real estate developer and investor. Senator Hoyle has served as Chairman of the Board since January 1998. Senator Hoyle also serves as a director of The Shaw Group, a publicly traded company.

         Ben R. Rudisill, II is the President of Rudisill Enterprises, Inc., a wholesale beverage distributor, and has served in that position since 1976. Mr. Rudisill has served as Vice Chairman of the Board since January 1998.

         Kim S. Price is the President and Chief Executive Officer of Citizens South Banking Corporation and Citizens South Bank, and has served in these positions since August 1997.

         James J. Fuller is the President of Mount Holly Furniture Company, Inc., and has served in that position since 1972. This corporation currently is primarily engaged in real estate.

         Charles D. Massey is a private investor and retired in 2003 as the Managing Partner of Massey Properties, a real estate investment firm, a position he had served in since 1975. From 1957 to 2000, Mr. Massey also served in various positions with The Massey Company, Inc., a wholesale industrial distributor, from which he retired in December 2000 as Director of Information Services.

         Eugene R. Matthews, II is the Vice President and Regional Director of Stores of Belk, Inc., a department store chain, and has served in that position since 1998. From 1980 to 1998, Mr. Matthews served as Senior Vice President and a director of Matthews-Belk Co., Inc., a department store chain.

         David C. McGuirt is an Executive Vice President of Citizens South Banking Corporation and Citizens South Bank, and has served in these positions and as a Director since November 1, 2005. Prior to that, he served as Chief Executive Officer and Corporate Secretary of Trinity Bank, Monroe, North Carolina, from its organization in 1998 until it was acquired by Citizens South Banking Corporation and merged into Citizens South Bank on October 31, 2005. He previously served as Executive Vice President of the Bank of Union from 1984 until it was merged into First Charter National Bank in 1998 and, prior to that, he was employed by United Carolina Bank and its predecessor banks for 20 years.

         Executive Officers Who are Not Directors

         Gary F. Hoskins has served as Executive Vice President, Treasurer and Chief Financial Officer of Citizens South Banking Corporation and Citizens South Bank since August 1997.

         Paul L. Teem, Jr. has served as Executive Vice President and Secretary of Citizens South Banking Corporation and Citizens South Bank since 1983, and Chief Administrative Officer since November 2000.

         Michael R. Maguire has served as Senior Vice President and Chief Credit Officer of Citizens South Bank since May 1999. Prior to that Mr. Maguire served as a Vice President and in various executive capacities in the commercial banking functions of First Union National Bank of North Carolina from 1984 to May 1999.

         Vance Burton ("Burt") Brinson, Jr. has served as Executive Vice President of Citizens South Bank since March 2002. Prior to that Mr. Brinson served as a Senior Vice President and in various executive capacities in the commercial banking functions of Wachovia Bank, N.A., from 1977 to March 2002.

         Daniel M. Boyd, IV has served as Executive Vice President of Citizens South Bank since September 2002. Prior to that Mr. Boyd served as Executive Vice President - Commercial Lending at First Gaston Bank of North Carolina from 1995 to September 2002. Prior to that Mr. Boyd served as Vice President - Commercial Banking and in various executive capacities in the commercial banking functions of Wachovia Bank, N.A., from 1984 to July 1995.

         John Stephen ("Steve") Huffstetler has served as Senior Vice President of Citizens South Bank since March 1997.

         Kimberly ("Kim") Goins Cooke has served as a Senior Vice President of Citizens South Bank since October 17, 2005. Mrs. Cooke joined Citizens South Bank as Vice President in August 2003 and serves as Chief Information Officer, having charge of Loan Administration, Deposit Operations, and Information Technology. From 2002 to 2003, she served as Assistant Vice President of Bank Operations at Carolina Trust Bank, Lincolnton, North Carolina. From 1995 to 2002, she served as Senior Vice President of Bank Operations at First Gaston Bank, and, prior to that, she was employed as a Loan Officer by Lincoln Bank of North Carolina for six years.

Board Independence

         The Board of Directors has determined that, except as to Messrs. Price and McGuirt, each member of the Board is an "independent director" within the meaning of the Nasdaq corporate governance listing standards. Messrs. Price and McGuirt are not considered independent because they are executive officers of Citizens South Banking Corporation.

         In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, which are not required to be reported under "--Transactions With Certain Related Persons," below. Senator David W. Hoyle has two residential mortgage loans and a home equity line of credit with Citizens South Bank. Director Eugene R. Matthews, II, has a mortgage loan with Citizens South Bank. Director Ben R. Rudisill, II has a home equity line of credit with Citizens South Bank, is a guarantor of a commercial line of credit with Citizens South Bank to a company of which Mr. Rudisill is a 50% partner, and is the sole owner of another company that has a commercial line of credit with Citizens South Bank.

References to our Website Address

         References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission's rules or the listing standards of the Nasdaq Stock Market. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Meetings and Committees of the Board of Directors

         General. The business of Citizens South Banking Corporation is conducted at regular and special meetings of the full Board and its standing committees. The standing committees include the Executive, Audit, Nominating and Corporate Governance and Compensation Committees. During the year ended December 31, 2006, the Board of Directors of Citizens South Banking Corporation held four regular meetings. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he or she has been a director); and
(ii) the total number of meetings held by all committees of the board on which he or she served (during the periods that he or she served). Executive sessions of the independent directors are held on a regularly scheduled basis. While Citizens South Banking Corporation has no formal policy on director attendance at annual meetings of stockholders, directors are encouraged to attend. All then-current directors attended the last Annual Meeting of Stockholders held on May 8, 2006.

         Executive Committee. The Executive Committee consists of Directors Hoyle (Chairman), Rudisill, Matthews and Price. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of Citizens South Banking Corporation, subject at all times to the direction of the Board of Directors. The Executive Committee met 12 times during the year ended December 31, 2006.

         Compensation Committee. The Compensation Committee consists of Directors Rudisill (Chairman), Fuller and Matthews. The Compensation Committee reviews and administers compensation, including stock options and stock awards, benefits and other matters of personnel policy and practice. The Committee met three times during the year ended December 31, 2006. Each member of the Compensation Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. Citizens South Banking Corporation's Board of Directors has adopted a written charter for the Committee, which is available at Citizens South Banking Corporation's website at www.citizenssouth.com. The report of the Compensation Committee is included elsewhere in this proxy statement.

         The Compensation Committee makes all compensation decisions for the President and Chief Executive Officer and approves recommendations from the President and Chief Executive Officer regarding compensation for all other senior executives, including the other named executives. The President and Chief Executive Officer annually reviews the performance of each senior executive (other than the President and Chief Executive Officer whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. For a discussion of the role of compensation consultants in assisting the Compensation Committee, see "Compensation Discussion and Analysis--Setting Executive Compensation Using Benchmarking and Survey Data."

         Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Directors Fuller (Chairman), Hoyle, Massey, Rudisill and Matthews. Each member of the Nominating and Corporate Governance Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. Citizens South Banking Corporation's Board of Directors has adopted a written charter for the Committee, which is available at Citizens South Banking Corporation's website at www.citizenssouth.com. The Committee met once during the year ended December 31, 2006.

         The functions of the Nominating and Corporate Governance Committee include the following:

         o to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

         o to review and monitor compliance with the requirements for board independence;

         o to review the committee structure and make recommendations to the Board regarding committee membership;

         o to develop and recommend to the Board for its approval a set of corporate governance guidelines; and

         o to develop and recommend to the Board for its approval a self-evaluation process for the Board and its committees.

         The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to Citizens South Banking Corporation's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

         o has the highest personal and professional ethics and integrity and whose values are compatible with Citizens South Banking Corporation's;

         o has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

         o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

         o is familiar with the communities in which Citizens South Banking Corporation operates and/or is actively engaged in community activities;

         o is involved in other activities or interests that do not create a conflict with his or her responsibilities to Citizens South Banking Corporation and its stockholders; and

         o has the capacity and desire to represent the balanced, best interests of the stockholders of Citizens South Banking Corporation as a group, and not primarily a special interest group or constituency.

         In addition, the Nominating and Corporate Governance Committee will determine whether a candidate satisfies the qualifications requirements of our Bylaws, which require any person appointed or elected to the Board of Directors to own at least 100 shares of our common stock and to reside or work in a county in which Citizens South Bank maintains an office (at the time of appointment or election) or in a county contiguous to a county in which Citizens South Bank maintains an office.

         Finally, the Nominating and Corporate Governance Committee will take into account whether a candidate satisfies the criteria for "independence" under the Nasdaq corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert.

         Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. There have been no material changes to these procedures since they were previously disclosed in the proxy statement for our 2006 annual meeting of stockholders. If a determination is made that an additional candidate is needed for the Board, the Nominating and Corporate Governance Committee will consider candidates submitted by Citizens South Banking Corporation's stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 519 South New Hope Road, Gastonia,

North Carolina 28054-4040. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the anniversary date of Citizens South Banking Corporation's proxy materials for the preceding year's annual meeting for a candidate to be considered for next year's annual meeting of stockholders. The submission must include the following information:

         o a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

         o the qualifications of the candidate and why the candidate is being proposed;

         o the name and address of the stockholder as they appear on Citizens South Banking Corporation's books, and number of shares of Citizens South Banking Corporation's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

         o the name, address and contact information for the candidate, and the number of shares of common stock of Citizens South Banking Corporation that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

         o  a statement of the candidate's business and educational experience;

         o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Rule 14A;

         o a statement detailing any relationship between the candidate and Citizens South Banking Corporation;

         o a statement detailing any relationship between the candidate and any customer, supplier or competitor of Citizens South Banking Corporation;

         o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

         o a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

         Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading "Stockholder Proposals and Nominations." No submission for Board nominees were received by Citizens South Banking Corporation for the annual meeting.

         Stockholder Communications with the Board. A stockholder of Citizens South Banking Corporation who wishes to communicate with the Board or with any individual director may write to the Corporate Secretary of Citizens South Banking Corporation, 519 South New Hope Road, Gastonia, North Carolina 28054-4040, Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

         o forward the communication to the director or directors to whom it is addressed;

         o attempt to handle the inquiry directly, for example where it is a request for information about Citizens South Banking Corporation or a stock-related matter; or

         o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

         At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

         The Audit Committee. The Audit Committee consists of Directors Massey (Chairman), Rudisill and Matthews. Each member of the Audit Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

         o retaining, overseeing and evaluating an independent registered public accounting firm to audit Citizens South Banking Corporation's annual financial statements;

         o in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Citizens South Banking Corporation's financial reporting processes, both internal and external;

         o  approving the scope of the audit in advance;

         o reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

         o considering whether the provision by the external independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm's independence;

         o reviewing earnings and financial releases and quarterly reports filed with the Securities and Exchange Commission;

         o consulting with the internal audit staff and reviewing management's administration of the system of internal accounting controls;

         o approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

         o  reviewing the adequacy of the audit committee charter.

         The Audit Committee met four times during the year ended December 31, 2006. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has determined that Ben R. Rudisill, II qualifies as an "audit committee financial expert" as that term is defined by the rules and regulations of the Securities and Exchange Commission. Information with respect to Mr. Rudisill's experience is included in "--Directors."

Audit Committee Report

         The Audit Committee operates under a written charter adopted by the Board of Directors which is available on Citizens South Banking Corporation's website at www.citizenssouth.com.

         Management has the primary responsibility for Citizens South Banking Corporation's internal controls and financial reporting processes. The independent registered public accounting firm is responsible for performing an independent audit of Citizens South Banking Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         The Audit Committee has issued a report that states as follows:

         o We have reviewed and discussed with management, and the independent registered public accounting firm, our audited consolidated financial statements for the year ended December 31, 2006 and management's assessment of the effectiveness of internal controls over financial reporting as of December 31, 2006;

         o We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

         o We have received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the independent registered public accounting firm their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 and be filed with the Securities and Exchange Commission. In addition, the Audit Committee engaged Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2007, subject to the ratification of this appointment by our stockholders.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Citizens South Banking Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               The Audit Committee

                          Charles D. Massey (Chairman)
                             Eugene R. Matthews, II
                               Ben R. Rudisill, II

Code of Ethics

         Citizens South Banking Corporation has adopted a Code of Ethics that is applicable to the officers, directors and employees of Citizens South Banking Corporation, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on Citizens South Banking Corporation's website at www.citizenssouth.com. Amendments to and waivers from the Code of Ethics will also be disclosed on Citizens South Banking Corporation's website. There were no such amendments or waivers in 2006.

Compensation Committee Interlocks and Insider Participation

         Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of Directors Rudisill (Chairman), Fuller and Matthews. None of these individuals was an officer or employee of Citizens South Banking Corporation during the year ended December 31, 2006, or is a former officer of Citizens South Banking Corporation. In addition, none of these individuals had any relationship requiring disclosure under "--Transactions with Certain Related Person." During the year ended December 31, 2006, (i) no executive officer of Citizens South Banking Corporation served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Citizens South Banking Corporation; (ii) no executive officer of Citizens South Banking Corporation served as a director of another entity, one of whose executive officers served on the Compensation Committee of Citizens South Banking

Corporation; and (iii) no executive officer of Citizens South Banking Corporation served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Citizens South Banking Corporation.

Compensation Committee Report

         The Compensation Committee has issued a report that states that it has reviewed and discussed the section entitled "Compensation Discussion and Analysis" with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in our Proxy Statement.

         This report has been provided by the Compensation Committee, which consists of Directors Rudisill (Chairman), Fuller and Matthews.

Compensation Discussion and Analysis

         Private Securities Litigation Reform Act Safe Harbor Statement

         This Compensation Discussion and Analysis contains certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 which may be identified by the use of such words as "may," "believe," "expect," "anticipate," "consider" "should," "plan," "estimate," "predict," "continue," "probable," and "potential" or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Citizens South Banking Corporation. These factors include, but are not limited to:

         o the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;

         o there may be increases in competitive pressure among the financial institutions or from non-financial institutions;

         o changes in the interest rate environment may reduce interest margins or affect the value of our investments;

         o changes in deposit flows, loan demand or real estate values may adversely affect our business;

         o changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;

         o general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate;

         o  legislative or regulatory changes may adversely affect our business;

         o applicable technological changes may be more difficult or expensive than we anticipate;

         o success or consummation of new business initiatives may be more difficult or expensive than we anticipate;

         o litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate;

         o the risks associated with continued diversification of assets and adverse changes to credit quality;

         o difficulties associated with achieving expected future financial results;

         o the risk of an economic slowdown that would adversely affect credit quality and loan originations; and

         o  changes in prevailing compensation practices.

         Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. As such, forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. We do not intend to update any of the forward-looking statements after the date of the Proxy Statement that includes this Compensation Discussion and Analysis or to conform these statements to actual events.

         Introduction

         Set forth below is (1) a description of our decision- and policy-making process for executive compensation, (2) a discussion of the background and objectives of our compensation programs for executive officers and (3) a description of the material elements of the compensation. The following table sets forth for the year ended December 31, 2006, certain information as to the total remuneration paid by us to Mr. Price, who serves as President and Chief Executive Officer, to Mr. Hoskins, who serves as Chief Financial Officer, and to the three most highly compensated executive officers of Citizens South Banking Corporation or Citizens South Bank, other than Messrs. Price and Hoskins, to whom we refer here collectively as our "Named Executive Officers."

             Name                                  Titles
     ---------------------         ----------------------------------------
         Kim S. Price                President, Chief Executive Officer,
                                                and Director

        Gary F. Hoskins             Executive Vice President, Treasurer,
                                         and Chief Financial Officer

      Daniel M. Boyd, IV            Executive Vice President (Commercial)

       David C. McGuirt             Executive Vice President and Director

     Vance B. Brinson, Jr.            Executive Vice President (Retail)

         Descriptions of compensation plans, programs and individual arrangements referred to in the Compensation Discussion and Analysis (other than broad-based plans that are open to substantially all salaried employees including the named executives) that are governed by written documents are merely summaries of the documents themselves and are qualified in their entirety by reference to the full text of their governing documents.

         Overview of Compensation Program

         The Compensation Committee (for purposes of this analysis, the "Committee") of the Board has responsibility for establishing, implementing and continually monitoring adherence to our compensation philosophy. The Committee ensures that the total compensation paid to our management and executives is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our management, including the Named Executive Officers, are similar to those provided to other executive officers.

         Compensation Philosophy and Objectives

         The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and which aligns executives' interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided to our executives, including the Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

         Role of Executive Officers in Compensation Decisions

         The Committee makes all compensation decisions for the President and Chief Executive Officer and approves recommendations from the President and Chief Executive Officer regarding compensation for all other senior executives, including the other named executives. The President and Chief Executive Officer annually reviews the performance of each senior executive (other than the President and Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

         Setting Executive Compensation Using Benchmarking and Survey Data

         Based on the foregoing compensation philosophy and objectives, the Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set for Citizens South Banking Corporation and Citizens South Bank and reward the executives for achieving such goals. In furtherance of these goals, in November, 2006, the Committee engaged Benmark East, an Atlanta, Georgia, human resources, benefits, and insurance consulting subsidiary of CBIZ, a national leader in providing executive compensation solutions, notably in the financial services industry, to conduct peer group studies on compensation and benefits and industry-standard comparisons for the Committee's annual review of its total compensation program for the President and Chief Executive Officer as well as for other senior executives and directors. Benmark East provided the Committee with relevant market data and alternatives to consider when making compensation decisions for the Named Executive Officers.

         In making compensation decisions, the Committee compares each element of total compensation against a peer group of ten publicly-traded financial institutions that have assets that are relatively comparable to Citizens South Bank and that are located in North Carolina and Virginia (collectively, the "Peer Banks"). The Peer Banks, which are periodically reviewed and updated by the Committee, consists of companies against which the Committee believes we compete for talent and for stockholder investment. The Compensation Committee requests and reviews survey data for information relating to compensation practices at other financial institutions of similar asset and business mix as well as general compensation trends in the private sector. In addition to comparative information gathered from the proxy statements of the Peer Banks, corroborative information has been identified from a compensation survey conducted by America's Community Banks. The consultants have ensured that the findings are reasonably consistent with information in the Benmark East database of compensation and benefits information for executives and directors among financial institutions in the Mid-Atlantic region of the United States. For 2006, the Compensation Committee considered survey data for the following companies selected, in consultation with its compensation consultant, based on their asset size, market capitalization, headcount, and business focus: The companies comprising the Peer Banks, their headquarters locations, and ticker symbols are:

         o  Lexington State Bank, Lexington, North Carolina, LXBK;
         o  First South Bank, Washington, North Carolina, FSBK;
         o  Bank of North Carolina, Thomasville, North Carolina, BNCN;
         o  Cooperative Bank, Wilmington, North Carolina, COOP;
         o  Peoples Bank, Newton, North Carolina, PEBK;
         o  The East Carolina Bank, Engelhard, North Carolina, ECBE;
         o  Four Oaks Bank and Trust Company, Four Oaks, North Carolina,
            FOFN.OB;
         o  American National Bank and Trust Company, Danville, Virginia, AMNB;
         o  Citizens and Farmers Bank, West Point, Virginia, CFFI; and
         o  Highlands Union Bank, Abingdon, Virginia, HBKA.OB.

         Objectives

         The creation of long-term value for our stockholders is highly dependent on the development and effective execution of business strategy by our executive officers. Our executive officer compensation program seeks to:

         o attract and retain executive officers with the skills, experience, and vision to create and execute a strategy for the prudent and efficient deployment of invested capital and retained earnings in a manner that will create superior long-term, cumulative returns to our stockholders through dividends and stock price appreciation;

         o  motivate behavior in furtherance of these goals; and

         o  reward favorable results.

         The factors that influence the design of our executive compensation program include, but are not limited to, the following:

         o We operate in a highly regulated industry. We value industry-specific management experience and a track record of effective interaction with our primary regulators.

         o The success of our product offerings depends on the behavior of customers in the local communities that we serve, as well as on local, regional, and national interest rates, employment levels and real estate markets, and on other economic factors that influence the performance of our loan and investment portfolios. We value executives with sufficient tenure in our markets to have experienced the behavior of our customers, products, and investments in various phases of the business cycle.

         o We are a community-based institution focused primarily on organic expansion of our core business. We value commitment to shared objectives and individual contribution to their achievement.

         o Strategic initiatives that enhance long-term stockholder value may not always improve short-term operating results or stockholder returns. We value decision-making that focuses on long-term results with sensitivity to short-term effects.

         o We operate in interest rate and credit markets that are in a state of flux. We value flexible decision-making that respects our business plan but adapts quickly to change.

         o External recruitment of executives can have substantial monetary costs, unpredictable outcomes, and a disruptive effect on corporate culture. We value the retention of performing incumbent executives and the internal development of their successors where possible, turning to external recruitment where retention and management development programs do not meet our needs.

         o Our principal operating subsidiary, Citizens South Bank, is a federally chartered savings bank, and compensation paid for service as an executive officer of the savings bank must take into account certain specific considerations enumerated in regulations issued by the Office of Thrift Supervision of the United States Treasury Department.

         The executive compensation program includes several components designed, in combination, to address these factors. Our executive officer compensation program was in a state of transition during 2006 as we adapted it to our new organizational structure and business plan resulting from our acquisition of Trinity Bank, completed in October 2005. We expect that the components of our executive compensation program and their relative significance may change further from year to year as we grow and circumstances change.

         Key Elements of the Compensation Package

         In General. Our 2006 compensation program for our Named Executive Officers consisted of three key elements: base salary, which is designed to provide a reasonable level of predictable income commensurate with market standards of the position held; annual cash incentives, which are designed to motivate our executives to meet or exceed annual performance objectives that are derived from our business plan; and long-term incentives in the form of stock options and restricted stock, which are designed to retain talented employees and provide an incentive to maximize stockholder return in the longer term. We also provide certain fringe benefits and perquisites, retirement, and other termination benefits. We have designed our executive compensation program such that, as a general matter, a significant portion of each Named Executive Officer's total annual compensation opportunities will be comprised of performance-based compensation opportunities and a majority of the performance-based compensation opportunities will be comprised of long-term incentives with value derived exclusively from stock price appreciation.

         Base Salary. Base salaries are reviewed annually. They do not vary substantially and directly with annual performance but, instead, reflect market factors, experience, and tenure in office, job content and sustained performance over an extended period, and general cost of living factors. Base salaries of our Named Executive Officers have been positioned below the median of the indicated range of salaries derived from the competitive salary review prepared for our Compensation Committee by its independent consultant, reflecting a combination of sustained individual performance by the Named Executive Officers, experience, and tenure in office.

         In 2006, base salary increases for our Named Executive Officers were as follows:
                                                              Resulting annual
       Name                 % Increase       $ Increase       base salary rate
-----------------------     ----------       ----------       ----------------
Kim S. Price                    9.53            20,016            $230,016
Gary F. Hoskins                10.01            10,008             110,016
Daniel M. Boyd, IV             13.42            15,084             127,512
David C. McGuirt                  --                --             151,608
Vance B. Brinson, Jr.          13.42            15,084             127,512

         Percentage and dollar increases vary based on the increase necessary to achieve the desired salary positioning for each named executive, based on the survey results. Mr. McGuirt's base salary was not adjusted in 2006 or 2007 as he joined the bank on October 31, 2005, in connection with the acquisition of Trinity Bank, where he had served as Chief Executive Officer. Mr. Price's base salary was further increased effective January 1, 2007, to $250,000.

         Cash Incentives. We employ performance-based annual incentives under our Executive Annual Incentive Plan to motivate Named Executive Officers to execute specific financial and non-financial elements of our business plan and to reward individual conduct that supports shared corporate goals. Annual incentives are formulaic and earned principally on the basis of the level of attainment of pre-determined earnings targets, together with individual performance objectives for each Named Executive Officer. Actual incentive payments are based in part on a subjective evaluation of performance and in part on the achievement of shared corporate financial goals.

         Our business plan contemplates an expansion of our franchise primarily through de novo branch openings in selected markets, leveraging our balance sheet through wholesale borrowings to fund loans, dividend payments and stock repurchases, all as consistent with prevailing business conditions and opportunities, expense discipline and the preservation of or growth in annual net income. For 2006, each of our Named Executive Officers (other than Mr. McGuirt) had the opportunity to earn an incentive payment once our earnings per share equaled or exceeded a threshold level of $0.63 per fully diluted share, further based on a subjective, retrospective review of corporate and individual performance indicators. A subjective assessment of performance relative to individual performance objectives determined the ultimate payment. This approach enabled us to control the portion of our net income before taxes and extraordinary items that will be expended for cash incentives. It focused management on the income effects of increases in overhead expense associated with expansion of the branch network, balance sheet growth, and other strategic and operating decisions. It also afforded management flexibility to adapt to business conditions as they emerged during the year and afforded the Compensation Committee the ability to reward or discipline management for its actions based on a retrospective review of the business context in which action was taken.

         Individual performance factors for Mr. Price consisted of an assessment of the effectiveness of capital deployment initiatives during the year, expense discipline reflected in our efficiency ratio, effective execution of the acquisition of Trinity Bank, development of a compelling vision and long-term corporate strategy, and personal involvement in the development of a strong investor relations program. Individual performance factors for Mr. Hoskins included effective operational management as reflected in the achievement of individual objectives by his direct reports, effective integration of Trinity Bank, progress on development of key managers and a management succession plan, successful use of wholesale funding sources to achieve balance sheet and revenue growth, progress in re-balancing the components of our securities portfolio, and effective integration of the Trinity Bank investment and loan portfolios into Citizens South Banking Corporation's systems and portfolios, as well as contributions to investor relations and long-term strategic planning initiatives. Individual performance factors for Mr. Boyd and Mr. Brinson consisted of success in expanding our Central Piedmont Carolinas franchise in commercial and retail banking through additional de novo branch openings and success in building brand recognition through effective advertising, superior customer service, and community involvement.

         Final award decisions reflected our actual earnings per share, the Compensation Committee's subjective assessment of the individual performance factors described above, and, in the case of executives other than the Chief Executive Officer, the Chief Executive Officer's subjective assessment of their individual performance. The Compensation Committee also took into account the adverse interest rate environment that continued and the slowdown in residential real estate markets that emerged during the year and the quality of management's response to these and other competitive factors.

         For the fiscal year ended December 31, 2006, the Named Executive Officers' incentive payments received in February 2007, maximum award opportunities, and actual incentives awarded as a percentage of maximum, were:

                      2006 Bonus amount paid  Maximum award   Actual award as a
        Name                   ($)             opportunity   percent of maximum
--------------------  ----------------------  -------------  ------------------
Kim S. Price                  34,500            $ 39,700              87%
Gary F. Hoskins               14,302              14,900               96
Daniel M. Boyd, IV            16,577              17,270               96
David C. McGuirt                  --                  --               --
Vance B. Brinson, Jr.         12,751              16,560               77

         The payment of annual incentives to each of the named executives in amounts less than the maximum incentive opportunity is attributable to the level of annual income per share and extraordinary items for 2006 and the weight accorded to the Compensation Committee's assessment of individual performance relative to individual goals in each case. No specific factors were dispositive in any individual case. Mr. McGuirt was not included in the awards for 2006 as he joined the bank on October 31, 2005, in the Trinity Bank acquisition. Awards made to Named Executive Officers for performance in 2006 are also reflected in the "Non-equity incentive plan compensation" column of the Summary Compensation Table.

         Equity Compensation. Our practice is to consider stock option and restricted stock grants, both at the time of hire or promotion for newly hired or promoted executive officers and annually in connection with our annual executive officer compensation review for incumbent executive officers. We use equity awards as a retention tool and as an incentive for executive officers to make strategic and operating decisions that, over time, are reflected in stock price appreciation. Awards vest ratably over a vesting period, contingent only on continued service through the vesting date or the occurrence of certain acceleration events such as death, disability, retirement, and change in control. Awards are valued based on the grant-date fair market value of our common stock (in the case of restricted stock awards) and the grant-date value of stock options based on a recognized option valuation methodology. We amortized the grant-date value over the award's vesting period and included each year's amortization amount as part of that year's compensation package in evaluating the overall compensation package. It has not been our practice to reduce compensation or retirement benefits in subsequent years based on stock price performance that causes previously granted equity awards to increase in value, or to grant additional compensation or retirement benefits where stock price performance has impaired the value of previous awards, because such practices could weaken the intended linkage between equity compensation and mid- to long-term stockholder return.

         In 1999, Citizens South Bank implemented, and Citizens South Banking Corporation's stockholders approved, the 1999 Stock Option Plan. In 2003, Citizens South Banking Corporation adopted, and its stockholders approved, the 2003 Stock Option Plan. There were no options granted to the Named Executive Officers or to Citizens South Banking Corporation's directors during 2006.

         Pursuant to these plans, options to purchase common stock of Citizens South Banking Corporation were granted to directors and certain executive officers and employees of Citizens South Banking Corporation as determined by the Compensation Committee that administers the plans. The Committee has never granted options with an exercise price that is less than the closing price of our shares of common stock on the grant date. The committee determines the period over which such awards will vest and become exercisable. The 1999 plan provides for awards in the form of stock options, reload options, and dividend equivalent rights. The 2003 plan provides for awards in the form of stock options and reload options. Limited stock appreciation rights were eliminated from both plans by action of the Board of Directors in December 2005. Stock option awards' value is based on and directly tied to stock price appreciation. The stock options granted to our Named Executive Officers have vested.

         Pursuant to the 2003 Citizens South Banking Corporation Recognition and Retention Plan, restricted stock granted on November 3, 2003, to directors and certain executive officers vest over a seven-year period, commencing on November 3, 2003, at the rate of 30% on November 3, 2003, 10% on January 2, 2004, 10% on November 3, 2005, and 10% per year on November 3 of each year thereafter in order to strengthen the retention aspect of restricted stock grants. Vesting accelerates in the event of a change of control.

         Stock options and recognition and retention stock granted in 2003 have been structured to reward holders for stock price appreciation that is achieved without compromising fundamental elements of our business plan. Our business plan contemplates deposit and loan growth achieved through favorable product pricing, made possible by operating efficiency. Our current policy is to consider stock option grants and/or recognition and retention stock grants to executive officers, with consideration given to episodic grants at the time of promotion or hire to promoted or newly hired executives, and, in general, to price stock option grants shortly after the release of quarterly or annual financial results or at other times when we would permit our directors and executives to purchase and sell our common stock on the open market under our securities trading policy. Stock options and recognition and retention stock have been granted to all Named Executive Officers except Mr. McGuirt.

         Other Elements of the Executive Compensation Package

         Our 2006 compensation program for our Named Executive Officers included the following additional elements:

         Retirement Benefits. In addition to base salary, annual cash incentives, and long-term equity incentives, our Named Executive Officers are eligible to participate in the same broad-based, tax-qualified retirement and savings plans as other employees with similar dates of hire. They are also eligible to participate in certain non-qualified supplemental executive retirement plans because applicable tax rules do not permit them to receive benefits under our broad-based, tax-qualified plans at the same percentage of salary as other employees. The supplemental executive retirement plans generally provide benefits that, when added to the benefits available under our qualified plans, approach being equivalent, as a percentage of salary, to the benefits provided to other employees. We provide these benefits in lieu of additional current cash or equity compensation to assure that our Named Executive Officers have a source of retirement income that is consistent and available at the time of retirement without regard to the performance of their personal savings and investment portfolios and because these programs enjoy more favorable corporate and/or personal income tax treatment under the federal tax laws than current compensation. Although we also use the supplemental plans to provide additional pension benefits to executives who are recruited from other employers in mid-career, we do not currently grant additional years of service credits for periods of employment with a prior employer as part of the employment negotiation. Our broad-based and executive-level retirement programs have benefit formulas that are tied to base salary. Cash incentives, restricted stock, option-related compensation and other items of compensation do not increase or reduce benefit levels.

         Perquisites and Other Benefits. We provide Named Executive Officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with its overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

         We provide the following perquisites and benefits to our Named Executive Officers: the use of a company automobile for Messrs. Price and McGuirt, automobile allowances for Messrs. Boyd and Brinson; membership dues in private country clubs for Messrs. Price, McGuirt, Boyd, and Brinson; and travel and entertainment expenses, from time to time, for the wives of Named Executive Officers to accompany them on certain business travel. We provide them as a convenience to our executives and because we believe our business benefits from the travel and entertainment activities that they facilitate. We provide these benefits in kind, but the Compensation Committee takes the cost of these items into account in setting other elements of compensation.

         Financial planning assistance is made available to the Named Executive Officers, but no Named Executive Officers were provided financial planning assistance during the year ended December 31, 2006. Named Executive Officers are also provided participation in the plans and programs described above and the use of administrative assistant services for personal matters. In addition, upon relocation, key executive officers may receive, at the discretion of the Compensation Committee, a relocation allowance.

         Except as to Mr. McGuirt, the named beneficiary of each Named Executive Officer and certain other members of senior management designated by the Compensation Committee are entitled to receive a salary continuation benefit upon such executive's death through the 2003 Citizens South Bank Salary Continuation Plan that was available to bank officers of Vice President rank or higher serving in May, 2003. In the event of the executive's death prior to the executive's retirement, his or her designated beneficiaries would be entitled to receive the executive's then-current annual salary for a period of twelve months, paid in semi-monthly installments, after withholding federal and state taxes payable by the beneficiary. In the event of the executive's death after actual retirement no benefit would be payable. The executive forfeits all benefits under the Senior Executive Death Benefit Program if he or she voluntarily terminates his or her employment with Citizens South Banking Corporation or if we terminate the executive's employment for cause. However, benefits under the program may be paid to an eligible executive whose employment is terminated as a result of a disability or for any other reason, other than termination for cause, prior to such executive attaining age 65.

         Attributed costs of the personal benefits described above for Messrs. Boyd and Brinson for the fiscal year ended December 31, 2006, are included in the "All other compensation" column of the Summary Compensation Table. Attributed costs of the personal benefits described above for Messrs. Price, Hoskins and McGuirt were less than $10,000 for the year ended December 31, 2006, and are therefore not included in the Summary Compensation Table.

         Employment Agreements and Change in Control Agreements. To promote stability and continuity of senior management and consistent with the practices of other financial institutions of similar size and asset and business mix, we have entered into employment or change of control severance agreements with each of our Named Executive Officers. We have found it necessary to offer these arrangements as part of the recruitment packages for newly hired executives. We have offered them to incumbent executives so that they perceive our package of employment and change in control protections to be comparable to those available at other financial institutions. If we did not follow market practice in this regard, we believe we would have to offer increased annual compensation packages, at increased recurring annual cost, in order to attract and retain the executive talent we require.

         The employment agreements with Messrs. Price, Hoskins, McGuirt, Boyd, and Brinson help us protect our franchise by restricting their ability to work for competitors in our markets for a specified period following a voluntary resignation without good reason or a discharge with cause and prohibiting solicitation of or disturbance of our relations with customers and employees for a specified period following termination for any reason. We choose to secure these restrictions through employment agreements rather than attaching them to equity compensation grants or other items of compensation so that they remain in effect indefinitely and are not tied to a decision to continue or discontinue, or to the value of, a particular item of compensation. These agreements are designed to provide a termination benefit equal in value to three years' compensation and benefits (excluding stock options, restricted stock or other equity compensation) in the event of discharge without cause or resignation following certain triggering events, including a diminution in title, position, duties or authority, failure to pay or a reduction in compensation, involuntary relocation or other material breach of contract in the case of Mr. Price and for eighteen months in the case of Messrs. Hoskins, McGuirt, Boyd, and Brinson. In addition, for a limited period of time following a change in control, Messrs. Price, Hoskins, McGuirt, Boyd, and Brinson may each choose to resign for any reason or no reason and collect the same termination benefits that would be available if their resignation had followed a specified triggering event. We provide these benefits as a retention incentive for these named executives to remain in their positions through the conclusion of a change in control transaction that will be in place regardless of the existence or value, from time to time, of other items of compensation with retention features. We have provided for the resignation window following a change in control for these individuals to reduce the extent to which personal issues would serve to distract them from corporate matters during the negotiation and execution of a change in control transaction.

         The change in control agreements in effect with our other Named Executive Officers restrict their right to solicit or disturb our relations with our customers or employees following termination of employment for any reason following a change in control. We choose to secure these restrictions through change in control agreements rather than attaching them to equity compensation grants or other items of compensation so that they remain in effect indefinitely and are not tied to a decision to continue or discontinue, or to the value of, a particular item of compensation. These agreements are designed to provide a termination benefit equal in value to eighteen months' compensation and benefits (excluding stock options, restricted stock or other equity compensation) in the event of discharge without cause or resignation following certain triggering events, including a diminution in title, position, duties or authority, failure to pay or a reduction in compensation, involuntary relocation or other material breach of contract. We provide these benefits as a retention incentive for these named executives to remain in their positions through the conclusion of a change in control transaction that will be in place regardless of the existence or value, from time to time, of other items of compensation with retention features. Information regarding applicable payments under such agreements for the Named Executive Officers is provided under the heading "Potential Payments to Named Executive Officers."

         Material Policies and Procedures

         The Compensation Committee does not seek to set compensation levels at prescribed percentile rankings within a peer group. It does use survey data to determine on a historical basis the degree of correlation between the base salary, annual incentive and equity compensation provided by us (expressed as a percentile ranking relative to our peers) and our percentile ranking among the same peer group for performance measures that include, but are not limited to, return on average assets, return on average equity, asset growth, total stockholder return, efficiency ratio and net income growth.

         Impact of Accounting and Tax Treatment

         Section 162(m). Section 162(m) of the Internal Revenue Code imposes a $1 million annual limit, per executive officer, on our federal tax deduction for certain types of compensation paid to the Named Executive Officers. It has been the Compensation Committee's practice to structure the compensation and benefit programs offered to the Named Executive Officers with a view to maximizing the tax deductibility for us of amounts paid. However, in structuring compensation programs and making compensation decisions, the Compensation Committee considers a variety of factors, including the materiality of the payments and tax deductions involved, the need for flexibility to address unforeseen circumstances, and the need to attract and retain qualified management. After considering these factors, the Compensation Committee may decide to authorize payments all or part of which would be nondeductible for federal tax purposes. It is anticipated that certain payments, including restricted stock awards, may be non-deductible, in whole or in part, in certain circumstances, as a result of section 162(m).

         Sections 4999 and 280G. Section 4999 of the Internal Revenue Code imposes a 20% excise tax on certain "excess parachute payments" made to "disqualified individuals." Under section 280G of the Internal Revenue Code, such excess parachute payments are also nondeductible to Citizens South Banking Corporation. If payments that are contingent on a change of control to a disqualified individual exceed three times the individual's "base amount," they constitute "excess parachute payments" to the extent they exceed one times the individual's base amount.

         We have entered into employment agreements with Mr. Price, pursuant to which we will make an indemnification payment to the executive officer so that, after payment of the initial excise tax and all additional income and excise taxes imposed on the indemnification payment, the executive officer would retain approximately the same net after-tax amounts under the employment agreement that he would have retained if there was no excise tax. We have done this so that, in general, whether or not we have experienced a change in control will not affect the net after-tax value to Mr. Price of termination benefits under his employment agreements. Messrs. Hoskins, McGuirt, Boyd, and Brinson are not entitled to such payments under their change of control agreements; since their change in control agreements provide for termination benefits only in the event of a change in control, their circumstances do not present the concerns that caused us to provide for indemnification payments in Mr. Price's employment agreement. Neither Citizens South Banking Corporation Savings, nor Citizens South Bank, is permitted to claim a federal income tax deduction for the portion of the change of control payment that constitutes an "excess parachute payment," or the indemnification payment.

         Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. Although we have not yet analyzed the final regulations that were published on April 10, 2007, we believe we are operating in good faith compliance with the statutory provisions currently in effect. A more detailed discussion of our nonqualified deferred compensation arrangements is discussed under the table captioned "Nonqualified Deferred Compensation."

         Accounting for Stock-Based Compensation. All then-outstanding unvested stock options granted prior to December 31, 2003, were declared vested by the Board on October 17, 2005. Beginning on January 1, 2006, we began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R).

         Accounting Considerations. The Compensation Committee is informed of the financial statement implications of the elements of the executive officer compensation program. However, a compensation element's probable contribution to the objectives of our executive officer compensation program and its projected economic cost, which may or may not be reflected on our financial statements, are the primary drivers of executive officer compensation decisions.

         Personal Income Tax Considerations. Federal and state income tax laws do not apply uniformly to all items of compensation, with the result that certain items of compensation are more valuable, on a net after-tax basis, to our named executives, or less costly, on a net after-tax basis, to us. We take the federal and state personal income tax treatment of various items of compensation into account to the extent consistent with the corporate goals and objectives of our executive compensation program.

         Stock Ownership Policy

         Other than the requirement contained in our Bylaws for a director's ownership of stock, we do not have a formal policy governing stock ownership. Nevertheless, we encourage stock ownership for our directors and officers. The purpose of this practice is to promote director and officer stock ownership that will cause our directors and officers to share, with other stockholders, a financial interest in the performance of our stock. The Nominating and Governance Committee is authorized to adopt stock ownership guidelines for our officers and directors as it deems necessary or appropriate.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Citizens South Banking Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                           The Compensation Committee

                         Ben R. Rudisill, II (Chairman)
                                 James J. Fuller
                             Eugene R. Matthews, II

Executive Compensation

         The following table sets forth for the year ended December 31, 2006 certain information as to the total remuneration paid by us to Mr. Price, who serves as President and Chief Executive Officer, Mr. Hoskins, who serves as Chief Financial Officer, and the three most highly compensated executive officers of Citizens South Banking Corporation or Citizens South Bank other than Messrs. Price and Hoskins ("Named Executive Officers").


                                                 SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Change in
                                                                                                pension value
                                                                                                     and
                                                                                                nonqualified
                                                                                  Non-equity      deferred
                                                                                incentive plan  compensation   All other
     Name and principal                                Stock awards   Option     compensation     earnings   Compensation
          position         Year  Salary ($)  Bonus ($)    ($)(1)     awards ($)    ($)(2)          ($)(3)     ($)(4)(5)    Total ($)
------------------------  -----  ----------  ---------  -----------  ----------  ------------  ------------  ------------  ---------
Kim S. Price               2006   230,016       --        63,920         --        34,500          34,457       52,290      415,183
President, Chief
Executive Officer and
Director

Gary F. Hoskins            2006   110,016       --        30,080         --        14,302           4,442       30,687      189,527
Executive Vice
President, Treasurer and
Chief Financial Officer

Daniel M. Boyd, IV,        2006   127,512       --        15,040         --        16,577           4,512       41,410      205,051
Executive Vice President

David C. McGuirt,          2006   151,608       --           --          --            --          30,618        8,419      190,645
Executive Vice President
and Director

Vance B. Brinson, Jr.,     2006   127,512       --        15,040         --        12,751          43,050       51,004      249,357
Executive Vice President


(footnotes begin on following page)

(footnotes from previous page)

(1) Reflects the value of all stock awards that vested during the year ended December 31, 2006 that were granted on November 3, 2003 under the 2003 Citizens South Banking Corporation Recognition and Retention Plan, approved by stockholders on October 23, 2006. The value is the amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards ("SFAS") 123(R). The assumptions used in the valuation of these awards are included in Notes 1 and 14 to our audited financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission.
(2) See "Compensation Discussion and Analysis--Key Elements of the Compensation Package--Cash Incentives" for information related to payments listed in this column.
(3) For Messrs. Price, Hoskins, Boyd and Brinson, amounts in this column are attributed solely to increases in pension values. For Mr. McGuirt, includes $6,631 of an increase in pension values and $23,987 of earnings on nonqualified deferred compensation.
(4) The compensation represented by the amounts for 2006 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table. See footnote (5) for a discussion of perquisites listed in the following table.

                                                                                                 Cash
                                                                    Employee                   Dividends
                                                                     stock                        on
                                                                   ownership        Life       unvested      Total all
                                     Tax          401(k) plan         plan       insurance    restricted       other
      Name       Perquisites    reimbursements   contributions   contributions    premiums       stock      compensation
--------------   -----------   ---------------   -------------   -------------   ----------   -----------   ------------
Kim S.                --            $13,128           $6,900         $24,219        $1,774       $6,269        $52,290
Price

Gary F.               --             $6,178           $3,308         $17,932          $319       $2,950        $30,687
Hoskins

Daniel M.          $13,080           $3,089           $3,825         $18,749        $1,192       $1,475        $41,410
Boyd, IV

David C.              --               --             $4,548            --          $3,871         --           $8,419
McGuirt

Vance B.           $17,895           $3,089           $3,825         $20,543        $4,177       $1,475        $51,004
Brinson, Jr.


(5) Total perquisites for Messrs. Price, Hoskins and McGuirt were less than $10,000 for the year ended December 31, 2006. For the year ended December 31, 2006, perquisites provided to Mr. Boyd consisted of $4,080 for country club fees and $9,000 for automobile expenses, and perquisites provided to Mr. Brinson consisted of $4,200 for country club fees and $13,695 for automobile expenses.

         Employment Agreements. Citizens South Banking Corporation and Citizens South Bank (collectively, "Citizens South") have entered into an employment agreement with their President and Chief Executive Officer, Kim S. Price. The agreement provides for a term of 36 months. On each anniversary date, the agreement may be extended for an additional 12 months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. At January 1, 2007, the base salary for Mr. Price was $250,000. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for, among other things, participation in stock benefit plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by Citizens South Bank for cause at any time. In the event Citizens South Bank terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from Citizens South Bank upon the occurrence of certain events that would amount to a constructive termination, the executive would be entitled to receive his base salary for the remaining unexpired term of the employment agreement, plus an amount of cash equal to the value of unvested stock options held by the executive payable in a lump sum within 90 days of termination of employment, plus an amount of cash equal to the value of unvested employer contributions to the Citizens South 401(k) Plan as of the date of termination of employment. Citizens South would also continue the executive's life, health, dental and disability coverage for the unexpired term of the agreement.

         In the event of the executive's disability, the executive will receive his base salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy maintained by Citizens South Bank. Citizens South would also continue the executive's life, health, dental and disability coverage for the unexpired term of the agreement. In the event of the executive's death, Citizens South Bank will pay his base salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year.

         In the event of a change in control followed by the executive's involuntary termination, or voluntary resignation under circumstances that would amount to a constructive termination, within 12 months after such change in control, the executive will receive a lump sum cash payment equal to three times the executive's annual compensation, including his base salary at the time of the change of control or the time of his termination of employment, whichever is greater, plus the average cash bonuses and cash incentive compensation earned by the executive for the three years immediately preceding the change in control, but excluding the value of any stock-based compensation. The executive will also become fully vested in any qualified and non-qualified plans maintained by Citizens South that do not otherwise address the effect of a change in control, and Citizens South will contribute employer contributions to the Citizens South 401(k) plan on the executive's behalf as if the executive had remained employed for the entire plan year. Citizens South would also continue the executive's life, health, dental and disability coverage for the unexpired term of the agreement. The agreement also provides for additional cash payments to compensate the executive in the event the executive incurs an excise tax under Sections 280G or 4999 of the Internal Revenue Code as a result of excess parachute payments received by the executive in connection with a change in control.

         Citizens South Banking Corporation has entered into a two-year employment agreement with Executive Vice President and Director David C. McGuirt, beginning October 31, 2005. The agreement provides Mr. McGuirt an annual salary of $151,608 and participation in Citizens South Bank's benefit and insurance plans. In the event Citizens South Banking Corporation or Citizens South Bank terminates Mr. McGuirt's employment for reasons other than for cause, or in the event of his resignation from Citizens South Banking Corporation or Citizens South Bank upon the occurrence of certain events that would amount to a constructive termination, Mr. McGuirt would be entitled to receive his base salary for the remaining unexpired term of the employment agreement.

         In the event of a change in control followed by Mr. McGuirt's involuntary termination, or his voluntary resignation under circumstances that would amount to a constructive termination, within 12 months after such change in control, Mr. McGuirt will receive a lump sum cash payment equal to his base salary for the remaining unexpired term of the employment agreement. Mr. McGuirt will also become fully vested in any non-qualified plans or arrangements maintained by Citizens South Bank in which he participated that do not otherwise address the effect of a change in control, and Citizens South Bank will contribute employer contributions to the Citizens South 401(k) plan on Mr. McGuirt's behalf as if he had remained employed for the entire plan year. Citizens South Bank would also continue Mr. McGuirt's life, health, dental and disability coverage for the unexpired term of the agreement.

         Consulting and Non-Compete Agreement. Citizens South Bank and Mr. McGuirt have entered into a two-year Consulting and Non-Compete Agreement, effective November 1, 2007 (the first day of the month following the second anniversary of the acquisition of Trinity Bank). Under the agreement, Mr. McGuirt will receive a fee of $11,750 for each month of service, or a total of $282,000 if he completes the entire two-year term.


         Severance Agreements. Citizens South Banking Corporation has entered into a severance agreement with each of Gary F. Hoskins, its Executive Vice President and Chief Financial Officer, Daniel M. Boyd, IV, its Executive Vice President, and Vance B. Brinson, Jr., its Executive Vice President, pursuant to which each executive will be paid as severance a sum equal to one and one-half times his annual compensation, including base salary on the date of the change in control or on the date of the executive's termination of employment, whichever is greater, plus cash bonuses and incentive compensation earned for the calendar year before the change in control, or immediately before the year of termination, whichever is greater. The executives will also become fully vested in any qualified and non-qualified plans in which they participate, if the plan does not address the effect of a change in control, and will be entitled to have contributions made on their behalf to a 401(k), retirement, or profit sharing plan as if the executive's employment had not terminated before the end of the plan year. In addition, the executive would be entitled to continued life, medical and dental coverage for 18 months following termination of employment. The term of the agreement continues during the term of his employment and for 12 months following a change in control of Citizens South Bank or Citizens South Banking Corporation. The severance agreements supersede and replace the merger/acquisition protection agreements previously entered into by Citizens South and each of the executives.

         Employee Stock Ownership Plan and Trust. Citizens South Bank implemented an employee stock ownership plan in connection with its initial mutual holding company reorganization. The employee stock ownership plan was established effective January 1, 1998, and purchased 169,068 shares of common stock in the initial public offering that was completed on April 9, 1998, and 105,198 shares in the offering that was completed on September 30, 2002. Employees with at least one year of employment in which they work 1,000 hours or more with Citizens South Bank and who have attained age 21 are eligible to participate in the employee stock ownership plan. The employee stock ownership plan borrowed funds from Citizens South Banking Corporation and used those funds to purchase the shares of the common stock of Citizens South Banking Corporation. The collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan is being repaid principally from Citizens South Bank's contributions to the employee stock ownership plan over a period of 15 years. The interest rate on the loan adjusts at the prime rate, which is the base rate charged on corporate loans at large U.S. money center commercial banks. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

         Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. For the plan year ended December 31, 2006, 32,340 shares were released from the suspense account and allocated to employees. Benefits will not vest at all during the first two years of service and will become 100% vested upon the completion of three years of service. Employees who were employed by Gaston Federal Savings and Loan Association, Citizens South Bank's mutual predecessor, generally received credit for up to five years of service with the mutual institution. A participant also becomes 100% vested upon early or normal retirement, disability or death of the participant or a change in control (as defined in the employee stock ownership plan). A participant who terminates employment for reasons other than death, retirement or disability prior to three years of credited service will forfeit his entire benefit under the employee stock ownership plan. Benefits will be payable in the form of common stock and cash upon death, retirement, early retirement, disability or separation from service. Citizens South Bank's contributions to the employee stock ownership plan are discretionary, and subject to the loan terms and tax law limits and, therefore, benefits payable under the employee stock ownership plan cannot be estimated. Citizens South Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

         Citizens South Bank's Board of Directors administers the employee stock ownership plan. Citizens South Bank has appointed an independent financial institution to serve as trustee of the employee stock ownership plan. The employee stock ownership plan committee may instruct the trustee regarding investment of funds contributed to the employee stock ownership plan. The employee stock ownership plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of participating employees. Under the employee stock ownership plan, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions the trustee has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

         Plan-Based Awards. The following table sets forth for the year ended December 31, 2006 certain information as to grants of plan-based awards for the Named Executive Officers.

                            GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2006
-----------------------------------------------------------------------------------------------------------
                                        Estimated future payouts under Non-equity incentive plan awards
                          Grant      ----------------------------------------------------------------------
       Name               date        Threshold ($)                   Target ($)               Maximum ($)
--------------------    --------     --------------                 --------------            -------------
Kim S. Price             1/23/06           --                           39,700                    39,700

Gary F. Hoskins          1/23/06           --                           14,900                    14,900

Daniel M. Boyd, IV       1/23/06           --                           17,270                    17,270

David C. McGuirt         1/23/06           --                             --                         --

Vance B. Brinson, Jr.    1/23/06           --                           16,560                    16,560


         Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2006 for the Named Executive Officers.

                           OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006
----------------------------------------------------------------------------------------------------
                                                           Option awards
                      ------------------------------------------------------------------------------
                                                           Equity
                                                       incentive plan
                                                          awards:
                        Number of        Number of       number of
                        securities      securities       securities
                        underlying      underlying       underlying
                       unexercised      unexercised     unexercised      Option
                       options (#)      options (#)       unearned      exercise   Option expiration
     Name              exercisable     unexercisable    options (#)    price ($)         date
-------------------    ------------    -------------   -------------   ----------  -----------------
Kim S. Price              45,002             --              --           5.605        04/19/2009
                           9,305             --              --           15.06        04/19/2009
                         100,000             --              --           15.04        11/03/2013
                              --             --              --              --                --

Gary F. Hoskins           10,561             --              --           12.98        04/19/2009
                          40,000             --              --           15.04        11/03/2013
                              --             --              --              --                --

Daniel M. Boyd, IV        20,000             --              --           15.04        11/03/2013
                              --             --              --              --                --

David C. McGuirt              --             --              --              --                --

Vance B. Brinson, Jr.     17,126             --              --           7.264        03/25/2012
                          20,000             --              --           15.04        11/03/2013


                      ------------------------------------------------------------------------------
                                                          Stock awards
                      ------------------------------------------------------------------------------
                                                                                        Equity
                                                                                    incentive plan
                                                                                        awards:
                                                             Equity incentive          market or
                                                               plan awards:          payout value
                        Number of                                number of            of unearned
                     shares or units    Market value of      unearned shares,        shares, units
                      of stock that    shares or units of     units or other        or other rights
                        have not      stock that have not    rights that have        that have not
     Name              vested (#)          vested ($)         not vested (#)          vested ($)
-------------------    ------------    ------------------   -----------------      -----------------
Kim S. Price                 --                  --                --                      --
                             --                  --                --                      --
                             --                  --                --                      --
                       17,000(1)            219,980                --                      --

Gary F. Hoskins              --                  --                --                      --
                             --                  --                --                      --
                        8,000(1)            103,520                --                      --

Daniel M. Boyd, IV           --                  --                --                      --
                        4,000(1)             51,760                --                      --

David C. McGuirt             --                  --                --                      --

Vance B. Brinson, Jr.        --                  --                --                      --
                        4,000(1)             51,760                --                      --


---------------------------------
(1) Shares vest in equal installments on November 3, 2007, 2008, 2009 and 2010.

         Stock Option Plans. In 1999 Citizens South Bank adopted, and Citizens South Banking Corporation's stockholders approved, the 1999 Stock Option Plan. In 2003, Citizens South Banking Corporation adopted, and its stockholders approved, the 2003 Stock Option Plan.

         There were no options granted to the Named Executive Officers or to Citizens South Banking Corporation's directors during 2006.

         Pursuant to these plans, options to purchase common stock of Citizens South Banking Corporation were granted to directors and certain executive officers and employees of Citizens South Banking Corporation as determined by the Compensation Committee that administers the plans. The committee also determines the period over which such awards will vest and become exercisable. The 1999 plan provides for awards in the form of stock options, reload options, and dividend equivalent rights. The 2003 plan provides for awards in the form of stock options and reload options. Limited stock appreciation rights were eliminated from both plans by action of the Board of Directors in December 2005.

         Restricted Stock Plans. In 1999, Citizens South Bank adopted, and Citizens South Banking Corporation's stockholders approved, the 1999 Recognition and Retention Plan. In 2003, Citizens South Banking Corporation adopted and its stockholders approved the 2003 Recognition and Retention Plan. Under these plans, Citizens South Banking Corporation has issued common stock to key employees and directors. Awards vest for plan participants in accordance with schedules determined by the Compensation Committee of the Board of Directors. If a recipient ceases continuous service with Citizens South Banking Corporation due to normal retirement, death or disability, or following a change in control of Citizens South Banking Corporation, shares subject to restriction will immediately vest; in the event of cessation of continuous service for any other reason, unvested shares are forfeited and returned to Citizens South Banking Corporation. Recipients have the right to vote non-vested shares that have been awarded and will receive dividends declared on such shares.

         Option Exercises and Stock Vested. The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2006 for the Named Executive Officers. Information for the "Value realized on vesting" column is based on the $15.04 per share trading price of our common stock on November 3, 2006.

                           OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED
                                            DECEMBER 31, 2006
---------------------------------------------------------------------------------------------------------
                                       Option awards                           Stock awards
                     -----------------------------------------   ----------------------------------------
                        Number of shares                          Number of shares
                      acquired on exercise   Value realized on   acquired on vesting    Value realized on
      Name                    (#)               exercise ($)             (#)               vesting ($)
-------------------  ---------------------   -----------------   -------------------   ------------------
Kim S. Price                   --                  --                  4,250                 63,920

Gary F. Hoskins                --                  --                  2,000                 30,080

Daniel M. Boyd, IV             --                  --                  1,000                 15,040

David C. McGuirt               --                  --                    --                     --

Vance B. Brinson, Jr.          --                  --                 1,000                 15,040


         Pension Benefits. The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2006 for the Named Executive Officers.

                            PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2006
-------------------------------------------------------------------------------------------------------------------
                                                       Number of years      Present value of
                                                       credited service   accumulated benefit  Payments during last
      Name                        Plan name                  (#)                  ($)             fiscal year ($)
-------------------    ------------------------------  ----------------  --------------------  --------------------
Kim S. Price           Salary Continuation Agreement          9                 236,504                  --

Gary F. Hoskins        Salary Continuation Agreement          9                  31,102                  --

Daniel M. Boyd, IV     Salary Continuation Agreement          3                  11,645                  --

David C. McGuirt       Supplemental Retirement Plan           1                 113,470                  --

Vance B. Brinson, Jr.  Salary Continuation Agreement          4                 111,103                  --


         Nonqualified Deferred Compensation Plans. The following table sets forth information with respect to defined contribution and other nonqualified deferred compensation plans at and for the year ended December 31, 2006 for the Named Executive Officers. Information with respect to contributions to and the aggregate balance of Mr. McGuirt is described below under "Supplemental Agreement."

                          NONQUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2006
---------------------------------------------------------------------------------------------------------------------------
                              Executive         Registrant                                                     Aggregate
                          contributions in   contributions in                               Aggregate       balance at last
                          last fiscal year   last fiscal year     Aggregate earnings      withdrawals/      fiscal year end
      Name                        ($)               ($)         in last fiscal year ($)  distributions ($)         ($)
-----------------------   ----------------   ----------------   -----------------------  -----------------  ---------------
Kim S. Price                      --                 --                     --                     --                --

Gary F. Hoskins                   --                 --                     --                     --                --

Daniel M. Boyd, IV                --                 --                     --                     --                --

David C. McGuirt                  --                 --               23,987(1)                    --         412,935(2)

Vance B. Brinson, Jr.             --                 --                     --                     --                --

--------------------
(1) Contributions included in the "Aggregate earnings in last fiscal year" column were included as compensation of Mr. McGuirt in the Summary Compensation Table.
(2) Amounts included in the "Aggregate balance at last fiscal year end" column were not previously reported as compensation to Mr. McGuirt, as Mr. McGuirt joined Citizens South Banking Corporation and Citizens South Bank on October 31, 2005, and was not previously a Named Executive Officer of Citizens South Banking Corporation.

         Supplemental Agreement. On May 25, 2005, Citizens South Bank and Mr. McGuirt entered into a Supplemental Agreement that (i) provides that the prior employment agreement between Trinity Bank and Mr. McGuirt would terminate on the effective date of the acquisition of Trinity Bank (October 31, 2005), (ii) rescinds the section of the prior employment agreement between Trinity Bank and Mr. McGuirt providing for payments in the event of a change in control, or $387,102, which is the lump sum equivalent of 2.99 times Mr. McGuirt's average taxable income for the five years immediately preceding the year of the change in control; and (iii) provides for payments of the $387,102, plus interest at the long-term applicable federal rate, to be annuitized and paid to Mr. McGuirt by Citizens South Bank in ten equal annual installments beginning in January 2010 and ending in January 2019.

         Salary Continuation Agreements. In 2004, Citizens South Bank entered into Salary Continuation Agreements with certain executives, including Messrs. Price, Hoskins, Brinson and Boyd. The Salary Continuation Agreements amend and restate in their entirety, the prior Executive Supplemental Retirement Plan for the benefit of the executives (other than Messrs. Boyd and Brinson who were not covered by the Executive Supplemental Retirement Plan). The Salary Continuation Agreements constitute a non-qualified, unfunded deferred compensation plan evidenced by separate agreements for each executive. The amount of an executive's benefit is determined under the individual agreement with the executive, and is, assuming retirement at the normal retirement age of 65, an annual benefit of $148,500 in the case of Mr. Price, and $45,000 in the case of each of Messrs. Hoskins, Boyd and Brinson. The annual benefit is payable in monthly installments for the executive's lifetime. In the event of termination of employment prior to normal retirement age for reasons other than death, disability, termination for cause or following a change in control, the executive will receive a reduced benefit, payable at normal retirement age, assuming the executive is at least partially vested in a benefit at the time of termination of employment. In the case of Mr. Price, the reduced benefit is presently fully vested. In all other cases, an executive will be 75% vested in a reduced benefit at age 60, will increase in vesting at the rate of 5% per year from age 61 to 65, and prior to age 60, will vest ratably in accordance with the terms of the executive's Salary Continuation Agreement until the executive attains age 60. As of January 1, 2007, Mr. Hoskins is 50% vested, and Messrs. Boyd and Brinson are 20% vested. In the event Messrs. Price, Hoskins, Brinson or Boyd becomes disabled prior to termination of employment at normal retirement age and the executive's employment is terminated because of such disability, the executive will be entitled to receive a disability benefit upon attainment of normal retirement age. The early termination benefit and the disability benefit are calculated as an annual payment stream of the accrual balance (or vested accrual balance in the case of an early termination benefit other than due to disability) that exists at the end of the year immediately prior to the year in which the early termination or disability occurs, using a standard discount rate of 8.5%, and increasing the benefit amount annually by 2% to offset inflation, beginning in the year after payment of the benefit commences. In the event of their termination of employment prior to normal retirement age due to disability, Messrs. Price, Hoskins, Brinson and Boyd would receive an annual benefit of $75,126, $18,516, $16,701 and $5,978, respectively, commencing upon their normal retirement age. Upon their early retirement, Messrs. Price, Hoskins, Brinson and Boyd would receive an annual benefit of $75,126, $9,258, $3,340 and $1,196, respectively, commencing upon their normal retirement age. The benefits are forfeitable by the executive if the executive's service is terminated for cause.

         In the event that an executive dies during active service or following termination of employment while receiving benefits, Citizens South Bank will pay to the executive's beneficiary, the accrual balance (or vested accrual balance in the case of an early termination benefit) remaining at the time of the executive's death. In addition, the executive's beneficiary will be entitled to the following split dollar death benefits discussed immediately below.

         In the event of a change in control of Citizens South Banking Corporation followed by the executive's involuntary termination of employment within 12 months or voluntary termination of employment within 12 months due to good reason (as defined in the plan), each of Messrs. Price and Hoskins will be entitled to their normal retirement age accrual benefit, discounted to present value and payable within three days after termination of employment. The present value of the payments that Messrs. Price and Hoskins would receive assuming that a change in control occurred on December 31, 2006, is $467,492 and $75,585, respectively. Under the same circumstances, each of Messrs. Boyd and Brinson would be entitled to his then-existing accrual benefit, or $11,645 and $111,103, respectively, without regard to his vesting percentage, payable within three days after termination of employment. In addition, Mr. Price's Salary Continuation Agreement provides a gross-up payment to him in the event the change in control benefit payable under the Salary Continuation Agreement causes an excess parachute payment under Section 280G of the Internal Revenue Code. The Salary Continuation Agreements indemnify each executive for legal fees incurred in pursuing the executive's rights to payment of the executive's benefit in the event of a change in control. Such indemnification for legal fees is up to $500,000 in the case of Mr. Price, $100,000 in the case of Mr. Hoskins, and $25,000 in the case of each of Messrs. Boyd and Brinson. At December 31, 2006, Messrs. Price, Hoskins, Brinson and Boyd had an accrual balance of $236,504; $31,102; $111,103; and $11,645, respectively.

         Split Dollar Death Benefits. In conjunction with the adoption of the Salary Continuation Agreements, Citizens South Bank terminated each of the then existing Endorsement Split Dollar Agreements and entered into new Endorsement Split Dollar Agreements with the six executives covered by the Salary Continuation Agreements. Under the new Endorsement Split Dollar Agreements, if at the time of termination of the executive's employment, the executive is entitled to benefits under the Salary Continuation Agreement, or if the executive dies while employed by Citizens South Bank, the executive's beneficiaries will be paid a death benefit equal to the product of 100% of the net death proceeds (in excess of the cash surrender value of the policy) multiplied by the executive's vested percentage under the Salary Continuation Agreement (which will be deemed to be 100% in the event of the executive's death, disability or termination due to a change in control). The executives' vested percentages are described above in "--Salary Continuation Agreements." In the event of their deaths as of December 31, 2006, the beneficiaries of Messrs. Price, Hoskins, Boyd and Brinson would receive a split dollar death benefit of $751,977, $238,352, $133,187 and $249,410, respectively.

         Supplemental Retirement Plan for David McGuirt. On October 25, 2005, Trinity Bank and Mr. McGuirt executed the Supplemental Retirement Plan for David McGuirt. The plan freezes the 2003 Supplemental Retirement Plan Trinity Bank had adopted for Mr. McGuirt's benefit and that had an accrued benefit of $107,000. The plan provides that the accrued benefit of $107,000, plus interest at the long-term applicable federal rate, will be annuitized and paid to Mr. McGuirt in ten equal annual installments beginning in January 2010 and ending in January 2019. As the successor to Trinity Bank, Citizens South Bank has inherited the payment obligations under the plan.

Potential Payments to Named Executive Officers

         The following tables show potential payments that would be made to the Named Executive Officers upon specified events, assuming such events occurred on December 31, 2006, pursuant to Messrs. Price's and McGuirt's employment agreements, Messrs. Hoskins', Boyd's, and Brinson's severance agreements, and pursuant to shares of restricted stock that have been granted under our recognition and retention plans. These tables do not reflect payments that would be received by Mr. McGuirt under his Consulting and Non-Compete agreement and under his Supplemental Retirement Plan, which are described above. These tables also do not reflect payments that would be received by Messrs. Price, Hoskins, Boyd or Brinson under their Salary Continuation Agreements, or their split dollar agreements, which are also described above.

                                                   Involuntary
                                                   Termination
                                                  or Termination  Termination
                                                     for Good       Upon or
                                                      Reason       Following
                                  Type of          Before Change   Change in   Voluntary  Termination                       Normal
      Name                        Benefit           in Control      Control   Termination  for Cause  Death    Disability Retirement
-----------------   ----------------------------- -------------- ------------ ----------- ---------- -------- ----------- ----------
Kim S. Price        Severance pay under employment   $517,536       $690,048       --          --    $230,016   $517,536      --
                    agreement
                    Bonus payment                       --           $59,500       --          --        --         --        --
                    Health care and other benefits   $19,818         $19,818       --          --        --      $19,818      --
                    continuation
                    Acceleration of shares of           --          $219,980       --          --    $219,980   $219,980   $219,980
                    unvested restricted stock
                    Tax gross-up                        --          $441,691       --          --        --         --        --

Gary F. Hoskins     Severance pay under severance       --          $165,024       --          --        --         --        --
                    agreement
                    Bonus payment                       --           $18,750       --          --        --         --        --
                    Health care and other benefits      --            $7,860       --          --        --         --        --
                    continuation
                    Acceleration of shares of           --          $103,520       --          --    $103,520   $103,520   $103,520
                    unvested restricted stock

Daniel M. Boyd, IV  Severance pay under severance       --          $191,268       --          --        --          --       --
                    agreement
                    Bonus payment                       --           $18,750       --          --        --          --       --
                    Health care and other benefits      --            $7,980       --          --        --          --       --
                    continuation
                    Acceleration of shares of           --           $51,760       --          --     $51,760    $51,760    $51,760
                    unvested restricted stock

                                                   Involuntary
                                                   Termination
                                                  or Termination  Termination
                                                     for Good       Upon or
                                                      Reason       Following
                                  Type of          Before Change   Change in   Voluntary  Termination                       Normal
      Name                        Benefit           in Control      Control   Termination  for Cause  Death    Disability Retirement
-----------------   ----------------------------- -------------- ------------ ----------- ---------- -------- ----------- ----------
David C. McGuirt    Severance pay under employment     $126,340     $126,340       --          --    $151,608   $151,608       --
                    agreement
                    Health care and other benefits       $4,545       $4,545       --          --       --        $4,445       --
                    continuation

Vance B. Brinson,   Severance pay under severance            --     $191,268       --          --       --          --         --
Jr.                 agreement
                    Bonus payment                            --      $18,750       --          --       --          --         --
                    Health care and other benefits           --       $8,018       --          --       --          --         --
                    continuation
                    Acceleration of shares of                --      $51,760       --          --    $51,760    $51,760     $51,760
                    unvested restricted stock

Directors' Compensation

         The following table sets forth for the year ended December 31, 2006 certain information as to the total remuneration we paid to our directors other than Messrs. Price and McGuirt, who do not receive separate compensation for their services as Directors.


                                DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2006
----------------------------------------------------------------------------------------------------------------------------------
                                                                                            Change in
                                                                                          pension value
                                                                                               and
                                                                           Non-equity     nonqualified
                                                                         incentive plan     deferred       All other
                           Fees earned or   Stock awards  Option awards   compensation    compensation    compensation
        Name              paid in cash ($)     ($)(1)          ($)             ($)       earnings ($)(2)     ($)(3)      Total ($)
----------------------   -----------------  ------------  -------------  --------------  ---------------  ------------  -----------
Senator David W. Hoyle         33,600         15,807(4)         --               --            40,164          1,550       81,121
Ben R. Rudisill, II            29,000         15,807(5)         --               --            36,858          1,550       83,215
James J. Fuller                23,000         15,807(6)         --               --            33,310          1,550       73,667
Charles D. Massey              24,700         15,807(7)         --               --            40,915          1,550       82,972
Eugene R. Matthews, II         29,900         15,807(8)         --               --             1,125          1,550       48,382

------------------
(1) Reflects the value of all stock awards that vested during the year ended December 31, 2006 that were granted on November 3, 2003 under the 2003 Citizens South Banking Corporation Recognition and Retention Plan approved by stockholders on October 23, 2006. The value is the amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards ("SFAS") 123(R). The assumptions used in the valuation of these awards are included in Notes 1 and 14 to our audited financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission. On November 3, 2003, each outside director was granted 10,510 shares of restricted stock with a grant-date fair value of $158,070. Shares vest at the rate of 30% on November 3, 2003, 10% on January 2, 2004 and 10% on November 3, 2005, 2006, 2007, 2008, 2009 and 2010.
(2) Includes an increase in pension value of $9,140, $3,725, $3,251, $5,574 and $1,125 for Senator Hoyle and Messrs. Rudisill, Fuller, Massey and Matthews, respectively, and nonqualified deferred compensation earnings of $31,024, $33,133, $30,059 and $35,341 for Senator Hoyle and Messrs. Rudisill, Fuller and Massey, respectively.
(3) Reflects cash dividends on unvested shares of restricted stock granted under the 2003 Citizens South Banking Corporation Recognition and Retention Plan.
(4) At December 31, 2006, Senator Hoyle had 4,204 unvested shares of restricted stock and held 8,061 stock options with an exercise price of $10.42 per share and 22,670 stock options with an exercise price of $15.04 per share.
(5) At December 31, 2006, Mr. Rudisill had 4,204 unvested shares of restricted stock and held 8,064 stock options with an exercise price of $10.39 per share and 22,670 stock options with an exercise price of $15.04 per share.
(6) At December 31, 2006, Mr. Fuller had 4,204 unvested shares of restricted stock and held 22,670 stock options with an exercise price of $15.04 per share.
(7) At December 31, 2006, Mr. Massey had 4,204 unvested shares of restricted stock and held 22,670 stock options with an exercise price of $15.04 per share.
(8) At December 31, 2006, Mr. Matthews had 4,204 unvested shares of restricted stock and held 4,995 stock options with an exercise price of $5.605 per share and 22,670 stock options with an exercise price of $15.04 per share.

Compensation of Directors

         Fees. Each non-employee director of Citizens South Banking Corporation (other than the Chairman of the Board) receives a monthly retainer of $1,083. The Chairman of the Board of Citizens South Banking Corporation receives a monthly retainer of $1,667. In addition, each non-employee director of Citizens South Banking Corporation receives a fee of $1,000 for each Board meeting attended and $300 for each Committee meeting attended. Non-employee members of Citizens South Banking Corporation's Executive Committee receive $400 for each meeting attended, and the Chairman of the Audit Committee receives $400 for each meeting attended.

         All of our directors currently serve on the Board of Directors of Citizens South Bank, Citizens South Banking Corporation's subsidiary. Each non-employee director receives a fee of $350 for each Bank Board meeting attended and $300 for each Bank Committee meeting attended (except for the Executive Committee of Citizens South Bank, for which the directors receive $400 for each meeting attended). Directors are permitted one paid absence from Company Board meetings and two paid absences from Bank Board meetings.

         Deferred Compensation and Income Continuation Agreement. In May 1986, Citizens South Bank entered into nonqualified deferred compensation agreements ("DCAs") for the benefit of certain directors at that time, including Directors Fuller, Hoyle, Massey and Rudisill. The DCAs provided each director with a one-time opportunity to defer up to $20,000 of then-annual compensation into the DCA. Amounts credited to a director's account under the DCA will be paid in 120 equal monthly payments (i) to the director upon his retirement from service on or after attaining age 70, (ii) to the director immediately upon termination of his service due to disability, or (iii) to the director's beneficiaries upon his death. If the director voluntarily terminates his service before age 70, his retirement benefit will be paid at age 70 and will be based on the accrued retirement liability balance existing on the date service terminates. If a director's service terminates within one year after a change in control of Citizens South Banking Corporation, the DCA provides for a lump sum cash payment of the retirement benefit projected to be accrued at the point when the director would have attained age 70. Benefits under the DCAs are forfeited if the director's service is terminated for cause. The DCA is an unfunded plan for tax purposes and for purposes of the Employment Retirement Income Security Act ("ERISA"). All obligations arising under the DCA are payable from the general assets of Citizens South Bank.

         Supplemental Retirement Plan. In February 1992, Citizens South Bank entered into nonqualified supplemental retirement agreements ("SRAs") for certain directors at that time, including Directors Fuller, Hoyle, Massey and Rudisill. These SRAs were amended and restated in March 2004. Citizens South Bank entered into an SRA for Director Matthews in October 2000. The SRAs provide for an annual benefit that ranges from $8,000 to $15,600, payable in monthly installments beginning at age 70 for a period of 15 years. In the event of a director's pre-retirement death or death before all payments under the SRA have been made to the director, monthly benefits are provided for the director's designated beneficiary or beneficiaries. If a director dies without a valid beneficiary designation, the surviving spouse will be his beneficiary, or if none, then the benefits will be paid to the director's personal representative. Benefits under the SRAs are forfeited if the director's service is terminated for cause. The SRA is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SRAs are payable from the general assets of Citizens South Bank.

         Stock Benefit Plans. Directors are eligible to receive awards of stock options and restricted stock. On November 3, 2003, each non-employee director of Citizens South Banking Corporation was granted non-qualified options to purchase 22,670 shares of common stock of Citizens South Banking Corporation and 10,510 restricted stock awards. All stock options vest in 20% increments over a five-year period from the date of the director's first election to the Board of Directors. Restricted stock awards vest over a seven-year period, commencing on the date of the award, at the rate of 30% immediately, 10% on January 2, 2004, 10% on November 3, 2005, and 10% per year on November 3 of each year thereafter, or upon the director's disability, normal retirement, death, or following a change in control of Citizens South Banking Corporation.

Additional Equity Compensation Plan Disclosure

         Set forth below is information as of December 31, 2006 regarding compensation plans under which equity securities of Citizens South Banking Corporation are authorized for issuance.

================================================================================================================
                                 Number of Securities to be
                                   Issued upon Exercise of                               Number of Securities
                                   Outstanding Options and       Weighted Average       Remaining Available for
            Plan                            Rights                 Exercise Price          Issuance under Plan
----------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by stockholders                    740,871                   $ 12.22                   33,125(1)
----------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by stockholders                       --                          --                        --
----------------------------------------------------------------------------------------------------------------
     Total                                  740,871                   $ 12.22                   33,125(1)
================================================================================================================

(1) There are no shares available for future issuance pursuant to the 1999 Recognition and Retention Plan and 1,612 shares underlying options available for future issuance pursuant to the 1999 Stock Option Plan. There are 15,038 shares available for future issuance pursuant to the 2003 Recognition and Retention Plan and 16,475 shares underlying options available for future issuance pursuant to the 2003 Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

         The common stock of Citizens South Banking Corporation is registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934. The officers and directors of Citizens South Banking Corporation and beneficial owners of greater than 10% of Citizens South Banking Corporation's common stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of the common stock. Securities and Exchange Commission rules require disclosure in Citizens South Banking Corporation's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of Citizens South Banking Corporation's common stock to file a Form 3, 4, or 5 on a timely basis. Based on Citizens South Banking Corporation's review of ownership reports, none of Citizens South Banking Corporation's officers or directors failed to file these reports on a timely basis for 2006.

Transactions with Certain Related Persons

         Federal law and regulation generally requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, pursuant to federal regulations permitting executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees, Citizens South Bank extended loans to bank officer Huffstetler (summarized in the table below). Citizens South Bank no longer provides loans to executive officers and directors on preferential terms when compared to persons who are not affiliated with Citizens South Bank.

         Set forth below is certain information as to loans made by Citizens South Bank to certain of its directors and executive officers, or their affiliates, whose aggregate indebtedness to Citizens South Bank exceeded $120,000 at any time since January 1, 2006. Other than these loans, all loans to our executive officers and directors that exceeded $120,000 at any time since January 1, 2006 were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to Citizens South Bank. Management believes that the loans set forth below, and all other loans to our executive officers and directors, neither involve more than the normal risk of collectibility nor present other unfavorable features

                                                        Highest   Balance     Principal                 Interest
                                           Original     Balance      on         Paid       Interest     Rate on
  Name of                       Date         Loan       During    December     During     Paid During  December 31,
 Individual      Loan Type   Originated     Amount       2006     31, 2006      2006         2006         2006
------------   ------------  ----------   ---------   ---------   --------   ----------   ----------   ------------
J. Stephen     Residential      7/97      $ 170,000   $ 146,096     $ 0      $  146,096    $    948       5.75%
Huffstetler    Home             2/00      $  50,800   $  32,285     $ 0      $   32,285    $     70       Prime
               equity line
               of credit

         Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Citizens South Banking Corporation. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our directors and officers are made in conformity with the Federal Reserve Act and the Federal Reserve Board Regulation O.

         In accordance with the listing standards of the Nasdaq Stock Market, any new transactions that would be required to be reported under this section of this proxy statement must be approved by our audit committee or another independent body of the board of directors.

--------------------------------------------------------------------------------
           PROPOSAL II--RATIFICATION OF APPOINTMENT OF THE INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

         Citizens South Banking Corporation's independent registered public accounting firm for the year ended December 31, 2006 were Cherry, Bekaert & Holland, L.L.P. The Audit Committee has engaged Cherry, Bekaert & Holland, L.L.P. to be Citizens South Banking Corporation's independent registered public accounting firm for the year ending December 31, 2007, subject to the ratification of the engagement by Citizens South Banking Corporation's stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the engagement of Cherry, Bekaert & Holland, L.L.P. for the year ending December 31, 2007. A representative of Cherry, Bekaert & Holland, L.L.P. is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he so desires.

         Stockholder ratification of the selection of Cherry, Bekaert & Holland, L.L.P. is not required by Citizens South Banking Corporation's bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Cherry, Bekaert & Holland, L.L.P., the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of Citizens South Banking Corporation and its stockholders.

Fees Paid to Cherry, Bekaert & Holland, L.L.P.

         Set forth below is certain information concerning aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. to Citizens South Banking Corporation during 2006 and 2005:

         Audit Fees. The aggregate fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of Citizens South Banking Corporation's annual financial statements, audit of management's assessment of the effectiveness of internal control over financial reporting, review of the financial statements included in Citizens South Banking Corporation's Quarterly Reports on Form 10-Q and services that are normally provided by Cherry, Bekaert & Holland, L.L.P. in connection with statutory and regulatory filings and engagements were $84,500 and $112,800 during the years ended December 31, 2006 and 2005, respectively.

         Audit-Related Fees. There were no fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for assurance and related services rendered by Cherry, Bekaert & Holland, L.L.P. that were reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in "--Audit Fees," above during the years ended December 31, 2006 and 2005.

         Tax Fees. There were no fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for tax compliance, tax advice and tax planning during the years ended December 31, 2006 and 2005.

         All Other Fees. There were no fees billed Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. that are not described above during the years ended December 31, 2006 and 2005.

         The Audit Committee has considered whether the provision of non-audit services, which related in 2006 primarily to tax services, research, and consultation, is compatible with maintaining Cherry, Bekaert & Holland, L.L.P.'s independence. The Audit Committee concluded that performing such services does not affect Cherry, Bekaert & Holland, L.L.P.'s independence in performing its function as independent registered public accounting firm of Citizens South Banking Corporation.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public accounting firm

         The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

         In 2006 and 2005, there were no fees paid to Cherry, Bekaert & Holland, L.L.P. that were not pre-approved by the Audit Committee.

Required Vote and Recommendation of the Board of Directors

         In order to ratify the selection of Cherry, Bekaert & Holland, L.L.P. as the independent registered public accounting firm for the year ending December 31, 2007, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF CHERRY, BEKAERT & HOLLAND, L.L.P. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

--------------------------------------------------------------------------------
                      STOCKHOLDER PROPOSALS AND NOMINATIONS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in Citizens South Banking Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at

Citizens South Banking Corporation's executive office, 519 South New Hope Road, Gastonia, North Carolina 28054-4040, no later than December 11, 2007. Nothing in this paragraph shall be deemed to require Citizens South Banking Corporation to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

         The Bylaws of Citizens South Banking Corporation provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of Citizens South Banking Corporation not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred
(100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in the paragraph shall be deemed to require Citizens South Banking Corporation to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements or inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

         The date on which the next Annual Meeting of Stockholders of Citizens South Banking Corporation is expected to be held is May 12, 2008. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before next year's Annual Meeting of Stockholders must be given to Citizens South Banking Corporation no later than February 12, 2008. If notice is received after February 12, 2008, it will be considered untimely, and Citizens South Banking Corporation will not be required to present the matter at the meeting.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the annual meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the annual meeting, as to which they shall act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by Citizens South Banking Corporation. Citizens South Banking Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Citizens South Bank may solicit proxies personally or by telephone without additional compensation.

         A copy of the Citizens South Banking Corporation's Annual Report on Form 10-K for the year ended December 31, 2006 will be furnished without charge to stockholders as of the record date upon written request to the Secretary, Citizens South Banking Corporation, 519 South New Hope Road, Gastonia, North Carolina 28054-4040.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             \s\ Paul L. Teem, Jr.

                                             Paul L. Teem, Jr.
Gastonia, North Carolina                     Secretary
April 10, 2007

                                 REVOCABLE PROXY

                       CITIZENS SOUTH BANKING CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 14, 2007

         The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Citizens South Banking Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina, at 10:30 a.m. (local time) on May 14, 2007. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                         VOTE
                                                               FOR     WITHHELD
                                                               ---     --------
1.       The election as Directors of all nominees listed      [_]       [_]
         below  each to serve for a three-year term

         Kim S. Price
         Eugene R. Matthews, II


         INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

-----------------------

-----------------------

                                                       FOR     AGAINST   ABSTAIN
                                                       ---     -------   -------
2.       The ratification of the appointment of         [_]      [_]       [_]
         Cherry, Bekaert & Holland, L.L.P. as
         independent registered public accounting firm for the fiscal year ending December 31, 2007.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Citizens South Banking Corporation at the annual meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Citizens South Banking Corporation at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the annual meeting.

         The undersigned acknowledges receipt from Citizens South Banking Corporation prior to the execution of this proxy of a Notice of the annual meeting, audited financial statements and a proxy statement dated April 10, 2007.


Dated:                   , 2007           [_]  Check Box if You Plan
        -----------------                      to Attend Meeting


-------------------------------           -----------------------------------
PRINT NAME OF STOCKHOLDER                 PRINT NAME OF STOCKHOLDER



-------------------------------           -----------------------------------
SIGNATURE OF STOCKHOLDER                  SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



--------------------------------------------------------------------------------
           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
--------------------------------------------------------------------------------